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                                                                     Exhibit 4.1

                                     CONSENT

        THIS CONSENT (this "Consent"), is entered into as of January 25, 2002 by Piedmont Coca-Cola Bottling Partnership, a Delaware corporation (the "Borrower"), General Electric Capital Corporation, as Agent and assignee of LTCB Trust Company (the "Agent"), and such number of the Banks (defined hereafter) signatory to the Loan Agreement (defined hereafter) as may be required pursuant to that certain Loan Agreement dated as of May 28, 1996 (as amended from time to time, the "Loan Agreement") among Borrower, Agent, the banks party thereto from time to time (the "Banks") and the following co-agents: Deutsche Bank AG, New York Branch, DG Bank Deutsche Genossenschaftsbank, Cayman Islands Branch and The Industrial Bank of Japan, Limited, Atlanta Agency. Capitalized terms not otherwise defined herein shall be ascribed the meaning set forth for such term in the Loan Agreement.

        WHEREAS, pursuant to the Loan Agreement, the Banks made available to the Borrower certain credit facilities;

        WHEREAS, the Borrower is required to pay to the Banks a principal installment of $97,500,000 on the Interim Maturity Date (the "Scheduled Principal Installment");

        WHEREAS, in order to facilitate the Borrower's payment of the Scheduled Principal Installment, the Borrower may desire to borrow up to $97,500,000 from Coca-Cola Bottling Co. Consolidated ("Consolidated"), an affiliate of Borrower (such loan being referred to herein as the "Intercompany Loan");

        WHEREAS, Borrower has requested that the Agent and the Banks consent to the making of the Intercompany Loan; and

        WHEREAS, the Agent and the Banks executing this Consent are willing to consent to the Intercompany Loan under the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and for other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

        SECTION 1.  Consent to Intercompany Loan.
                    ----------------------------

        1.1 The Agent and the Banks executing this Consent hereby consent to the making of the Intercompany Loan and the performance by the Borrower of its obligations with respect thereto, so long as the following conditions are satisfied:

        (a) The obligations of the Borrower under the Intercompany Loan must be subordinated to the obligations of the Borrower under the Loan Documents, which subordination shall be effected by a subordination agreement (the "Subordination Agreement") to be executed by Consolidated and Agent (and acknowledged by Borrower), all upon such terms as may be acceptable to Agent, in its sole

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              discretion (including, without limitation, a prohibition on any payments by Borrower to Consolidated with respect to the Intercompany Loan other than regularly scheduled interest payments, at the non-default rate, payable only at such time as no Event of Default exists under the Loan Documents). The Subordination Agreement shall expressly prohibit any modification of the Intercompany Loan Documentation (defined hereafter) without the prior written consent of the Agent, in its sole discretion.

        (b) The Intercompany Loan shall not be secured by any liens or security interests in any property of Borrower or any other Person, and the Borrower's obligations thereunder shall not be guarantied by any other Person.

        (c) The Intercompany Loan shall not (i) exceed $97,500,000, (ii) require principal payments prior to the date that is at least one year after the Maturity Date or (iii) have an annual interest rate greater than nine percent. The Intercompany Loan will be made in a single advance to Borrower by Consolidated.

        (d) Immediately upon receipt of the proceeds of the Intercompany Loan by Borrower, Borrower must deliver all of such proceeds to Agent in immediately available funds for distribution to the Lenders against payment of the Scheduled Principal Installment.

        (e) The promissory note and all other documentation evidencing or relating to the Intercompany Loan (collectively, the "Intercompany Loan Documentation") must be approved by Agent, in its sole discretion, and fully executed copies of all Intercompany Loan Documentation must be provided to Agent.

        (f) On both the date the Borrower executes the Intercompany Loan Documentation and the date the proceeds of the Intercompany Loan are advanced to the Borrower, no Default or Event of Default shall exist.

        (g) The Intercompany Loan Documentation shall be executed and delivered by all parties thereto, and the Borrower shall have received the proceeds thereof, no later than the Interim Maturity Date.

        1.2 So long as the Intercompany Loan is made in accordance with the conditions set forth in Section 1.1 of this Consent, the Agent and the Banks hereby waive the following provisions of the Loan Agreement for the sole purpose of allowing Borrower to (i) execute and deliver the Intercompany Loan Documentation, (ii) receive the proceeds of the Intercompany Loan, and (iii) perform its obligations under the Intercompany Loan Documentation, subject however to compliance with the terms of the Subordination Agreement (and such waiver shall not extend to any other or subsequent events, loans or transactions):

                                       2

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         (a)      Section 8.05 of the Loan Agreement (and the Intercompany Loan
                  shall not be counted against the Indebtedness basket provided in Section 8.05(f) of the Loan Agreement); and

         (b)      Section 8.10 of the Loan Agreement.

         1.3 The Borrower hereby represents and warrants to the Agent and the Banks that, after giving effect to the waivers set forth in Section 1.2 above, the Intercompany Loan and the Intercompany Loan Documentation comply in all respects with the requirements of the Loan Agreement and the other Loan Documents and that the consummation of the Intercompany Loan and the performance by the Borrower of its obligations under the Intercompany Loan Documentation will not cause a Default or an Event of Default under any Loan Document. This Consent is limited to its terms as expressly set forth herein and shall not be considered a waiver of any other provisions of the Loan Agreement or any other Loan Document.

         SECTION 2. Effectiveness of Consent. This Consent shall not be deemed
                    ------------------------
effective until (i) the Agent shall have executed and delivered to the Borrower a copy of this Consent and (ii) the Agent shall have one or more copies of this Consent, originally executed by Borrower and such number of the Banks as may constitute the Required Banks.

         SECTION 3. Miscellaneous.
                    -------------

         3.1      No Waiver. Except to the extent that a provision of the Loan
                  ---------
Agreement and the other Loan Documents is expressly modified by this Consent, nothing in this Consent shall constitute a modification of the provisions of the Loan Agreement or any other Loan Document or a waiver by the Agent or Banks of their rights and remedies under the Loan Documents. No act or omission by the Agent or any Bank shall constitute a waiver of any of their rights and remedies under the Loan Documents unless such waiver is in writing, signed by the Agent and the requisite Banks required for approval of such modification under the Loan Agreement and then only to the extent specifically set forth therein. Nothing in this Consent shall be deemed to modify or affect any obligations that the Borrower, Consolidated, or any other affiliate of the Borrower or Consolidated, may have to Agent or any Lender with respect to any credit facility or other financial arrangements other than those evidenced by the Credit Agreement.

         3.2      Reaffirmation. The Borrower hereby acknowledges that all terms
                  -------------
and conditions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect. The Borrower hereby reaffirms the outstanding Loans. This Consent is incorporated into the Loan Agreement by reference and shall constitute a part thereof as if fully set forth therein. In the event that any of the terms or the provisions of the Loan Agreement are inconsistent with or contradictory of the terms hereof, the terms of this Consent shall control. Borrower hereby agrees to pay promptly all costs and expenses incurred by Agent (including, without limitation, the fees and expenses of Agent's counsel) in connection with the preparation, negotiation and execution of this Consent.

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         3.3      Release. The Borrower acknowledges and agrees that, as of the
                  -------
date hereof, it does not have any claim, defense or set-off right against the Agent or any Bank or their respective officers, directors, employees, agents, successors, assigns or affiliates, nor any claim, defense or set-off right to the enforcement by the Agent or any Bank of the full amount of the Loans. The Borrower hereby forever expressly waives, releases relinquishes, satisfies, acquits and discharges the Agent and the Banks, and their respective officers, directors, employees, agents, successors, assigns and affiliates, from any and all defenses to payment or other defenses, set-offs, claims, counterclaims, liability and causes of action, accrued or unaccrued, whether known or unknown, which occurred or arose on or prior to the date hereof.

         3.4      Counterparts. This Consent may be executed simultaneously in
                  ------------
several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Consent may be delivered by facsimile transmission with the same force and effect as if originally executed copies of this Consent were delivered to all parties hereto.

         3.5      Severability. The invalidity or unenforceability of any one or
                  ------------
more phrases, sentences, clauses or Sections contained in this Consent shall not affect the validity or enforceability of the remaining portions of this Consent, or any part thereof.

         3.6      Governing Law.  This Consent shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have each caused this Consent to be duly executed by their duly authorized representatives as of the date first above written.

PIEDMONT COCA-COLA BOTTLING COMPANY PARTNERSHIP, a Delaware general partnership

By: Coca Cola Bottling Co. Consolidated, a
Delaware corporation, being the Manager of the
Borrower, duly authorized by each of the
general partners of the Borrower

By: ___________________________________________
Name:
Title:


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GENERAL ELECTRIC CAPITAL                GENERAL ELECTRIC CAPITAL CORPORATION,
CORPORATION, as Agent                   as Lender

By:_________________________________    By:_____________________________________
Name:                                   Name:
Title:                                  Title:

                           SIGNATURE PAGE TO CONSENT

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CREDIT SUISSE FIRST BOSTON, as
Lender


By: ______________________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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DEUTSCHE BANK AG, NEW YORK
BANK, as Co-Agent and Lender



By: ______________________________________
Name:
Title:


By: ______________________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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COMMERZBANK AG, as Lender




By: ______________________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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DZ BANK DUETSCHE
GENOSSENSCHAFTSBANK, CAYMAN
ISLANDS BRANCH, as Co-Agent and Lender

By: ______________________________________
Name:
Title:

By: ______________________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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FLEET NATIONAL BANK, as Lender

By: ______________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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INDUSTRIAL BANK OF JAPAN, LTD., as
Lender

By: _________________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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KBC BANK, as Lender

By: ____________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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SOCIETE GENERALE, as Lender

By: _____________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT

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WACHOVIA BANK OF NORTH
CAROLINA, N.A., as Lender

By: _____________________________
Name:
Title:

                           SIGNATURE PAGE TO CONSENT